Exhibit 32.1
CERTIFICATION
Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Horne International, Inc. (“Horne”), that, to the best of his knowledge and belief, the Annual Report of Horne on Form 10-Q for the period ended June 29, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Horne.

Date: August 12, 2008	By:	/s/ Darryl K. Horne
Darryl K. Horne
President and Chief Executive Officer

Date: August 12, 2008	By:	/s/ John E. Krobath
John E. Krobath
Chief Financial Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Horne and will be retained by Horne and furnished to the Securities and Exchange Commission or its staff upon request